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                                                                    EXHIBIT 10.2

                          BOSTON SCIENTIFIC CORPORATION
                          1992 LONG-TERM INCENTIVE PLAN

                                     FORM OF
                                    AMENDMENT

     Pursuant to Section 12 of the Boston Scientific Corporation 1992 Long-Term Incentive Plan (the "Plan"), Boston Scientific Corporation hereby amends the Plan effective for all Awards granted on or after October 30, 2001 as follows:

  1. Section 2(o) of the Plan is amended by adding the following after the last sentence of this Section:

          "For any Stock Option granted on or after October 30, 2001, RETIREMENT means, unless the Committee expressly provides otherwise, cessation of employment or other service relationship with the Company and its subsidiaries and affiliates if, as of the date of such cessation, (i) the Participant has attained age 50 or has accrued at least five years of service with the Company and its subsidiaries and affiliates, and
          (ii) the sum of the Participant's age and years of service as of such date equals or exceeds 62."

  2. Section 6.2(g) of the Plan is amended by adding the following after the last sentence of this Section:

          "For any Stock Option granted on or after October 30, 2001, unless otherwise determined by the Committee at or after grant, if an optionee's employment by or association with the Company and its subsidiaries and affiliates terminates by reason of death, any Stock Option held by such optionee shall thereafter be fully exercisable by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the expiration of the stated term of the Stock Option (or such shorter period as the Committee may specify at or after grant)."

  3. Section 6.2(h) of the Plan is amended by adding the following language after the last sentence of this Section:

          "For any Stock Option granted on or after October 30, 2001, unless otherwise determined by the Committee at or after grant, if an optionee's employment by or association with the Company and its subsidiaries and affiliates terminates by reason of Disability or Retirement, any Stock Option held by such optionee shall thereafter be exercisable by the optionee until the expiration of the stated term of the Stock Option (or such shorter period as the Committee may specify at or after grant)."

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  4. Section 6.2(i) of the Plan is amended by adding the following language after the last sentence of this Section:

          "For any Stock Option granted on or after October 30, 2001, unless otherwise determined by the Committee on or after grant, if an optionee's employment by or association with the Company and its subsidiaries and affiliates terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent exercisable, at termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of twelve months (or such other period as the Committee may specify at or after grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever is shorter, provided that the Stock Option shall not be exercisable after the date of termination if the optionee is terminated by the Company with Cause."

  5. Section 6.2 is amended by adding the following new subsection (m) at the end thereof effective for all Awards granted on or after October 30, 2001:

          "(m) EMPLOYMENT TERMINATION/LEAVE OF ABSENCE. Unless the Committee expressly provides otherwise, a Participant's "employment by or association with the Company and its subsidiaries and affiliates" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its subsidiaries or affiliates. Except as the Committee otherwise determines, with respect to a Participant who is an employee of the Company or its subsidiaries or its affiliates, such Participant's "employment by or association with the Company and its subsidiaries and affiliates" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its subsidiaries and affiliates."

  6. Section 11 of the Plan is amended for all Awards granted under the Plan on or after October 30, 2001 by adding the following language to the end of this Section:

          "For all Awards made under this Plan on or after October 30, 2001, the following provisions shall apply:

               11.1 CHANGE IN CONTROL. Except as the Committee may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control, each Award shall vest (and if relevant shall become exercisable), all conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated.

               11.2 COVERED TRANSACTIONS. In the event of a Covered Transaction, (and in addition to the provisions of Section 11.1 if also constituting a Change in Control), all stock-based Awards, except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan, shall terminate immediately prior to the Covered Transaction unless assumed in accordance with the immediately following sentence. If there is a surviving or

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          acquiring entity, the Committee may provide for a substitution or assumption of Awards by the acquiring or surviving entity on such terms as the Committee determines. If there is no surviving or acquiring entity, or if the Committee does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant, become exercisable) at least ten days prior to the effective date of the Covered Transaction.

               11.3 DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" means the happening of any of the following:

               (a) an acquisition, consolidation or merger in which the Company is not the surviving corporation or with respect to which all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

               (b) a sale or transfer of all or substantially all the Company's assets;

               (c) a complete dissolution or liquidation of the Company; or

               (d) continuing directors constitute less than a majority of the Board, where a "continuing director" includes (A) each person who was a director of the Company on January 3, 2000, and (B) each person who subsequently becomes a director of the Company with approval by a vote of at least a majority of the "continuing directors" in office at the time of such person's election or nomination as a director unless that person became a director in connection with an actual or threatened election contest.

          Notwithstanding clauses (a) through (d) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

               (i) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company;

               (ii) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (iii) (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 60% of the outstanding shares of common stock and of the combined voting power of the then outstanding

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          voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and
          (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

               11.4 DEFINITION OF COVERED TRANSACTION. For purposes of this Plan, a Covered Transaction is any of the following:

               (a) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert;

               (b) a sale or transfer of all or substantially all the Company's assets, or

               (c) a dissolution or liquidation of the Company."

IN WITNESS WHEREOF, Boston Scientific Corporation has caused this instrument to be signed in its name and on its behalf by its duly authorized officer this 30th day of October, 2001.

                                BOSTON SCIENTIFIC CORPORATION

                                By:
                                   ---------------------------------------------
                                Name:  Paul W. Sandman
                                Title: Senior Vice President and General Counsel